CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report on Form 10-K of American Ecology Corporation for the year ended December 31, 2004 and to the incorporation by reference in Registration Statement Numbers 33-55782, 33-58076, 33-11578, 333-69863 and 333-93105 of American Ecology Corporation on
Forms  S-8,  of  our  report  dated  January  28,  2005.

/S/ Moss Adams LLP


Los Angeles, California
March 1, 2005